Exhibit 99.1

July 20, 2022

PACWEST BANCORP ANNOUNCES RESULTS FOR THE SECOND QUARTER 2022

FOR IMMEDIATE RELEASE

SECOND QUARTER 2022 RESULTS

SECOND QUARTER 2022 HIGHLIGHTS

•	Net Earnings of $122.4 Million or $1.02 Per Diluted Share

•	Net Interest Income (TE) of $327.8 Million in 2Q22 vs. $312.7 Million in 1Q22; Up 4.8%

•	Provision for Credit Losses of $11.5 Million in 2Q22, of Which $1.5 Million Related to Held-to-Maturity Securities (HTM), vs. No Provision for Credit Losses in 1Q22

•	Noninterest Income of $34.3 Million in 2Q22 vs. $20.8 Million in 1Q22

•	Noninterest Expense of $183.6 Million in 2Q22 vs. $167.4 Million in 1Q22; Driven by Loan Growth

•	Loan Growth of $2.1 Billion or 8.8% from Prior Quarter

•	ACL Ratio of 1.07% and ALLL Ratio of 0.71% at 2Q22 vs. 1.12% and 0.81% at 1Q22, Respectively

•	Core Deposits Down $2.5 Billion or 7.8%, of Which $1.9 Billion related to Venture Banking

•	Tier 1 and Total Capital Ratios Increased Due to Preferred Stock Offering Offset by Growth in Risk-Weighted Assets – Tier 1 Ratio of 10.15% and Total Capital Ratio of 13.12% at 2Q22

•	Available-for-Sale Securities (AFS) Decreased from $10.0 Billion at 1Q22 to $6.8 Billion at 2Q22; $2.3 Billion was Reclassified to HTM on June 1; AOCI Net Unrealized Loss on the AFS Portfolio Increased from $376.5 Million at 1Q22 to $428.2 Million at 2Q22; Total AOCI Net Unrealized Loss of $644.8 Million at 2Q22

CEO COMMENTARY

Matt Wagner, CEO, commented, “Our organic loan growth during the second quarter was exceptionally strong as we continued to see high demand from our clients. Loans grew by $2.1 billion in the second quarter to an all-time high of $26.5 billion. Given the high level of economic uncertainty and interest rate volatility, we are taking a cautious approach and expect slower loan growth in the second half of the year. On the deposits side, we continued to see net outflows in the venture banking business as private fundraising and capital market activities for late stage companies continues to be muted. With venture banking deposits down $1.9 billion during the quarter, we used wholesale deposits to fund the loan growth, which increased deposit costs.”

“Credit quality remains strong as evidenced by net recoveries of two basis points and a slight net recovery on a year-to-date basis, and most credit metrics remain at historically low levels. We recorded a provision for credit losses on loans of $10.0 million during the quarter primarily as a result of the $2.0 billion increase in unfunded commitments. Our ACL ratio of 1.07% remains above the CECL adoption level of 0.97%.”

“Our Tier 1 and Total capital ratios increased during the second quarter of 2022 due to the preferred stock issuance in early June. The increase was partially offset by an increase in risk-weighted assets of $2.7 billion primarily as a result of continued loan growth and increases in unfunded commitments. Capital and balance sheet optimization remain a focus area as we look to grow our capital levels to those more similar to the first half of 2021.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights (1)	2022	2022	(Decrease)	2022	2021	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings	$122,360	$120,128	$2,232	$242,488	$330,918	$(88,430)
Diluted earnings per common share	$1.02	$1.01	$0.01	$2.03	$2.78	$(0.75)
Pre-provision, pre-tax net revenue ("PPNR") (2)	$174,626	$162,109	$12,517	$336,735	$310,891	$25,844
Return on average assets	1.23%	1.22%	0.01	1.22%	2.03%	(0.81)
PPNR return on average assets (2)	1.75%	1.65%	0.10	1.70%	1.91%	(0.21)
Return on average tangible common equity (2)	24.42%	20.93%	3.49	22.55%	27.51%	(4.96)

Yield on average loans and leases (tax equivalent)	4.65%	4.66%	(0.01)	4.66%	5.19%	(0.53)
Cost of average total deposits	0.18%	0.07%	0.11	0.13%	0.11%	0.02
Net interest margin ("NIM") (tax equivalent)	3.56%	3.43%	0.13	3.50%	3.53%	(0.03)
Efficiency ratio	49.5%	50.1%	(0.6)	49.8%	47.2%	2.6

Total assets	$40,950,723	$39,249,639	$1,701,084	$40,950,723	$34,867,987	$6,082,736
Loans and leases held for investment, net of deferred fees	$26,501,137	$24,352,072	$2,149,065	$26,501,137	$19,506,257	$6,994,880
Noninterest-bearing demand deposits	$13,338,029	$14,057,051	$(719,022)	$13,338,029	$11,252,286	$2,085,743
Core deposits	$29,218,646	$31,676,404	$(2,457,758)	$29,218,646	$27,038,161	$2,180,485
Total deposits	$33,968,152	$33,224,895	$743,257	$33,968,152	$29,647,034	$4,321,118

As percentage of total deposits:
Noninterest-bearing demand deposits	39%	42%	(3)	39%	38%	1
Core deposits	86%	95%	(9)	86%	91%	(5)

Equity to assets ratio	9.72%	9.30%	0.42	9.72%	11.03%	(1.31)
Common equity tier 1 capital ratio	8.24%	8.64%	(0.40)	8.24%	10.41%	(2.17)
Tier 1 capital ratio	10.15%	9.07%	1.08	10.15%	10.41%	(0.26)
Total capital ratio	13.12%	12.27%	0.85	13.12%	14.99%	(1.87)
Tangible common equity ratio (2)	5.15%	5.83%	(0.68)	5.15%	7.80%	(2.65)
Book value per common share	$28.93	$30.52	$(1.59)	$28.93	$32.17	$(3.24)
Tangible book value per common share (2)	$16.93	$18.42	$(1.49)	$16.93	$21.95	$(5.02)

(1)	The operations of the HOA Business are included from its October 8, 2021 acquisition date and the operations of Civic are included from its February 1, 2021 acquisition date.
(2)	Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $15.2 million to $323.9 million for the second quarter of 2022 compared to $308.7 million for the first quarter of 2022 due mainly to higher income on loans and leases resulting primarily from higher average balances and higher income on deposits in financial institutions, offset partially by higher interest expense on deposits and borrowings. Income on loans and leases increased by $25.5 million in the second quarter of 2022 due to a $2.0 billion increase in the balance of average loans and leases and one more day compared to the first quarter of 2022. Income on deposits in financial institutions increased by $2.6 million in the second quarter of 2022 due to a 65 basis point increase in the yield on average deposits in financial institutions, offset partially by a $909.1 million decrease in the average balance. The tax equivalent yield on average loans and leases was 4.65% for the second quarter of 2022 compared to 4.66% for the first quarter of 2022. The slight decrease in the tax equivalent yield on average loans and leases was due primarily to interest recapture on nonaccrual loans being lower by $2.3 million and amortized loan fees being lower by $1.3 million. Interest expense on deposits increased by $9.2 million in the second quarter of 2022 due mainly to a higher level of wholesale deposits which contributed to an 11 basis points increase in the cost of deposits. Interest expense on borrowings increased by $2.3 million due to a $1.1 billion increase in average balance and 50 basis points increase in cost of average borrowings.

The tax equivalent NIM was 3.56% for the second quarter of 2022 compared to 3.43% for the first quarter of 2022. The increase in the NIM was due mainly to the change in the interest-earning assets mix driven by the increase in the balance of average loans and leases as a percentage of average interest-earning assets from 64% to 69%, the decrease in the balance of average investment securities as a percentage of average interest-earning assets from 28% to 26%, and the decrease in the balance of average deposits in financial institutions as a percentage of average interest-earning assets from 8% to 5%. The balance of average loans and leases increased by $2.0 billion to $25.4 billion, the balance of average investment securities decreased by $909.1 million to $9.5 billion, and the balance of average deposits in financial institutions decreased by $1.1 billion to $2.0 billion. The increase in the balance of average loans and leases was the result of the Company’s strong organic loan growth.

The cost of average total deposits was 0.18% in the second quarter of 2022 compared to 0.07% in the first quarter of 2022 due mainly to higher average balances and rates on higher-cost wholesale money market and brokered time deposits, as well as higher market rates on our deposit products. Given strong loan growth and declines in core deposits, wholesale deposits increased by $2.9 billion during the second quarter from $0.5 billion to $3.4 billion.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2022	2022	(Decrease)

	(In thousands)
Reduction in allowance for loan and lease losses	$(10,000)	$(2,000)	$(8,000)
Addition to reserve for unfunded loan commitments	20,000	2,000	18,000
Total loan-related provision	10,000	-	10,000
Addition to allowance for held-to-maturity securities	1,500	-	1,500
Total provision for credit losses	$11,500	$-	$11,500

The provision for credit losses was $11.5 million for the second quarter of 2022 compared to no provision for credit losses for the first quarter of 2022. The $10.0 million increase in the loan-related provision was due mainly to the growth in unfunded commitments of $2.0 billion during the second quarter of 2022. The $1.5 million provision for credit losses on held-to-maturity securities is related to our $2.3 billion transfer from available-for-sale securities in the second quarter of 2022 and the estimated current expected credit loss on those held-to-maturity securities.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2022	2022	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,634	$3,571	$63
Other commissions and fees	10,813	11,580	(767)
Leased equipment income	12,335	13,094	(759)
Gain on sale of loans and leases	12	60	(48)
(Loss) gain on sale of securities	(1,209)	104	(1,313)
Dividends and gains (losses) on equity investments	4,097	(11,375)	15,472
Warrant income	1,615	629	986
Other income	3,049	3,155	(106)
Total noninterest income	$34,346	$20,818	$13,528

Noninterest income increased by $13.5 million to $34.3 million for the second quarter of 2022 compared to $20.8 million for the first quarter of 2022 due primarily to an increase of $15.5 million in dividends and gains on equity investments, offset partially by an increase in loss on sale of securities. Dividends and gains on equity investments increased to $4.1 million for the second quarter of 2022 compared to a negative $11.4 million in the first quarter of 2022 due primarily to higher fair value gains on equity investments still held and lower fair value marks and losses on sales of equity investments. The increase in loss on sale of securities resulted from the sale of $393.4 million of securities for a net loss of $1.2 million for the second quarter of 2022 compared to sales of $206.1 million of securities for a net gain of $0.1 million for the first quarter of 2022. Warrant income was higher due primarily to merger and acquisition activities of three underlying companies.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2022	2022	(Decrease)

	(In thousands)
Compensation	$102,542	$92,240	$10,302
Occupancy	15,268	15,200	68
Data processing	9,258	9,629	(371)
Other professional services	6,726	5,954	772
Insurance and assessments	5,632	5,490	142
Intangible asset amortization	3,649	3,649	-
Leased equipment depreciation	8,934	9,189	(255)
Foreclosed assets (income) expense, net	(28)	(3,353)	3,325
Customer related expense	11,748	12,655	(907)
Loan expense	7,037	5,157	1,880
Other	12,879	11,616	1,263
Total noninterest expense	$183,645	$167,426	$16,219

Noninterest expense increased by $16.2 million to $183.6 million for the second quarter of 2022 compared to $167.4 million for the first quarter of 2022 due primarily to an increase of $10.3 million in compensation expense, a decrease of $3.3 million in foreclosed assets income, an increase of $1.9 million in loan expense, and an increase of $1.3 million in other expense. The increase in compensation expense was due mainly to higher commissions, salaries, and bonus expense attributable mostly to strong loan growth and a full quarter of annual merit increases along with higher headcount which increased by 95 FTEs. The decrease in foreclosed assets income was due to a $3.2 million gain on the sale of our largest foreclosed property in the first quarter of 2022. The increase in loan expense was due mainly to higher loan-related legal expenses related to higher loan production. The increase in other expense was due mostly to higher employee costs for business travel.

Income Taxes

The effective income tax rate was 25.0% for the second quarter of 2022 compared to 25.9% for the first quarter of 2022. The decrease was due primarily to higher tax credits in the second quarter of 2022. The effective tax rate for the full year 2022 is currently estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30, 2022		March 31, 2022		June 30, 2021
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$13,338,029	39%	$14,057,051	42%	$11,252,286	38%
Interest checking	6,197,234	18%	6,673,696	20%	7,394,472	25%
Money market	9,029,433	27%	10,301,996	31%	7,777,199	26%
Savings	653,950	2%	643,661	2%	614,204	2%
Total core deposits	29,218,646	86%	31,676,404	95%	27,038,161	91%
Non-core non-maturity deposits	2,185,248	6%	322,732	1%	1,122,971	4%
Total non-maturity deposits	31,403,894	92%	31,999,136	96%	28,161,132	95%
Time deposits $250,000 and under	1,898,312	6%	878,383	3%	913,371	3%
Time deposits over $250,000	665,946	2%	347,376	1%	572,531	2%
Total time deposits	2,564,258	8%	1,225,759	4%	1,485,902	5%
Total deposits	$33,968,152	100%	$33,224,895	100%	$29,647,034	100%

At June 30, 2022, core deposits totaled $29.2 billion or 86% of total deposits, including $13.3 billion of noninterest-bearing demand deposits or 39% of total deposits. Core deposits decreased by $2.5 billion or 7.8% in the second quarter of 2022 driven primarily by a $1.9 billion decrease in balances from our venture banking clients. Total deposits increased by $743.3 million or 2.2% in the second quarter of 2022 due to a $1.9 billion increase in non-core non-maturity deposits and a $1.3 billion increase in time deposits, offset partially by the decrease in core deposits. Total venture banking deposits decreased from $14.0 billion as of March 31, 2022 to $12.1 billion as of June 30, 2022.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds increased from $1.7 billion as of March 31, 2022 to $2.1 billion as of June 30, 2022, of which $1.5 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,
Roll Forward of Loans and Leases Held for Investment, Net of Deferred Fees	2022	2022	2022

	(Dollars in thousands)
Balance, beginning of period	$24,352,072	$22,941,548	$22,941,548
Additions:
Production	2,815,181	2,574,860	5,390,041
Disbursements	1,871,627	1,589,152	3,460,779
Total production and disbursements	4,686,808	4,164,012	8,850,820
Reductions:
Payoffs	(1,347,447)	(1,448,680)	(2,796,127)
Paydowns	(1,183,178)	(1,264,571)	(2,447,749)
Total payoffs and paydowns	(2,530,625)	(2,713,251)	(5,243,876)
Sales	(4,319)	(36,698)	(41,017)
Transfers to foreclosed assets	-	(305)	(305)
Charge-offs	(2,799)	(3,234)	(6,033)
Total reductions	(2,537,743)	(2,753,488)	(5,291,231)
Net increase (decrease)	2,149,065	1,410,524	3,559,589
Balance, end of period	$26,501,137	$24,352,072	$26,501,137

Weighted average rate on production (1)	4.61%	4.31%	4.46%

(1)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 23 basis points to loan yields in 2022.

Loans and leases held for investment, net of deferred fees, increased by $2.1 billion or 8.8% in the second quarter of 2022 to $26.5 billion at June 30, 2022. The overall increase in the loans and leases balance for the second quarter of 2022 was due primarily to increases in the residential real estate mortgage, asset-based, and residential real estate construction portfolios.

Civic loan production was $847 million for the second quarter of 2022 compared to $559 million for the first quarter of 2022. The Civic loan portfolio as of June 30, 2022 totaled $2.4 billion.

The weighted average rate on the $2.8 billion of production for the second quarter of 2022 increased to 4.61% from 4.31% in the first quarter of 2022 due primarily to the loan mix (lower levels of single-family loan pool purchases and higher level of Civic fundings). In the second quarter of 2022, we purchased $69 million of single-family loan pools compared to $587 million in the first quarter of 2022. The single-family loan pool purchase portfolio as of June 30, 2022 totaled $2.9 billion. Purchases of single-family loan pools ceased in April 2022.

PPP loans declined by $37.4 million in the second quarter of 2022, as the program continues to wind down. Net fees for PPP loans were $1.0 million in the second quarter of 2022, down from $2.5 million in the first quarter of 2022. Remaining PPP loans totaled $33.0 million as of June 30, 2022, with $0.6 million of net fees to amortize over the remaining life of the loans.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	June 30, 2022		March 31, 2022		June 30, 2021
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,670,515	14%	$3,669,741	15%	$3,792,198	19%
Residential	9,879,131	37%	8,369,550	35%	4,620,822	24%
Total real estate mortgage	13,549,646	51%	12,039,291	50%	8,413,020	43%
Real estate construction and land:
Commercial	837,423	3%	802,022	3%	930,785	5%
Residential	3,153,616	12%	2,891,467	12%	2,574,799	13%
Total real estate construction and land	3,991,039	15%	3,693,489	15%	3,505,584	18%
Total real estate	17,540,685	66%	15,732,780	65%	11,918,604	61%
Commercial:
Asset-based	5,068,112	19%	4,739,220	19%	3,550,903	18%
Venture capital	2,179,190	8%	2,077,339	9%	1,749,432	9%
Other commercial	1,229,504	5%	1,298,136	5%	1,921,909	10%
Total commercial	8,476,806	32%	8,114,695	33%	7,222,244	37%
Consumer	483,646	2%	504,597	2%	365,409	2%
Total loans and leases held for investment, net of deferred fees	$26,501,137	100%	$24,352,072	100%	$19,506,257	100%

Total unfunded loan commitments	$11,866,437		$9,899,345		$7,891,875

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended June 30, 2022
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$197,398	$75,071	$272,469
Charge-offs	(2,799)	-	(2,799)
Recoveries	4,106	-	4,106
Net recoveries	1,307	-	1,307
Provision	(10,000)	20,000	10,000
Ending balance	$188,705	$95,071	$283,776

	Three Months Ended March 31, 2022
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$200,564	$73,071	$273,635
Charge-offs	(3,234)	-	(3,234)
Recoveries	2,068	-	2,068
Net charge-offs	(1,166)	-	(1,166)
Provision	(2,000)	2,000	-
Ending balance	$197,398	$75,071	$272,469

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

	June 30,	March 31,	Increase
Allowance for Credit Losses	2022	2022	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$188,705	$197,398	$(8,693)
Reserve for unfunded loan commitments	95,071	75,071	20,000
Allowance for credit losses	$283,776	$272,469	$11,307

Provision for credit losses (for the quarter)	$10,000	$-	$10,000
Net (recoveries) charge-offs (for the quarter)	$(1,307)	$1,166	$(2,473)
Net (recoveries) charge-offs to average loans and leases (for the quarter)	(0.02)%	0.02%
Allowance for loan and lease losses to loans and leases held for investment	0.71%	0.81%
Allowance for credit losses to loans and leases held for investment	1.07%	1.12%

The allowance for credit losses increased by $11.3 million in the second quarter of 2022 to $283.8 million at June 30, 2022. The increase in the allowance for credit losses during the second quarter of 2022 was attributable to a $10.0 million provision for credit losses and $1.3 million in net recoveries.

Net recoveries were $1.3 million for the second quarter of 2022 as gross charge-offs of $2.8 million were reduced by recoveries of $4.1 million.

Net charge-offs were $1.2 million for the first quarter of 2022 as gross charge-offs of $3.2 million were reduced by recoveries of $2.0 million.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2022	2022	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$78,527	$66,538	$11,989
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	-	304	(304)
Total nonperforming assets ("NPAs")	$78,527	$66,842	$11,685

Performing TDRs held for investment	$11,723	$16,781	$(5,058)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.30%	0.27%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.30%	0.27%
Allowance for credit losses to nonaccrual loans and leases held for investment	361.4%	409.5%

Loan and Lease Credit Risk Ratings:
Pass	$25,916,612	$23,892,689	$2,023,923
Special mention	480,261	377,315	102,946
Classified	104,264	82,068	22,196
Total loans and leases held for investment, net of deferred fees	$26,501,137	$24,352,072	$2,149,065

Special mention loans and leases held for investment to loans and leases held for investment	1.81%	1.55%
Classified loans and leases held for investment to loans and leases held for investment	0.39%	0.34%

(1) Nonaccrual loans include SBA guaranteed amounts of $13.8 million at June 30, 2022 and $13.4 million at March 31, 2022.

Classified loans and leases were at historically low levels as of the end of the first quarter of 2022 but saw an increase of $22.2 million during the second quarter due mainly to a $10.7 million increase in classified commercial real estate mortgage loans and a $9.6 million increase in classified residential real estate mortgage loans. Special mention loans and leases increased by $102.9 million during the second quarter due mostly to an $86.9 million increase in special mention commercial real estate construction loans and a $23.6 million increase in special mention residential real estate construction loans. Nonaccrual loans and leases increased by $12.0 million to $78.5 million in the second quarter of 2022 due primarily to a $17.2 million increase in nonaccrual Civic residential mortgage and residential renovation loans partially offset by declines in nonaccrual loans in all other portfolios.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	June 30, 2022		March 31, 2022		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$28,529	$14	$32,071	$2,090	$(3,542)	$(2,076)
Residential	27,524	13,577	17,463	31,103	10,061	(17,526)
Total real estate mortgage	56,053	13,591	49,534	33,193	6,519	(19,602)
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	13,287	25,981	6,215	21,413	7,072	4,568
Total real estate construction and land	13,287	25,981	6,215	21,413	7,072	4,568
Commercial:
Asset-based	1,189	-	1,323	-	(134)	-
Venture capital	3,120	-	3,659	-	(539)	-
Other commercial	4,655	9,503	5,420	47	(765)	9,456
Total commercial	8,964	9,503	10,402	47	(1,438)	9,456
Consumer	223	1,711	387	994	(164)	717
Total held for investment	$78,527	$50,786	$66,538	$55,647	$11,989	$(4,861)

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $4.9 million decrease in the second quarter of 2022 was primarily in Civic residential mortgage loans, offset partially by a $9.5 million increase in the other commercial category due primarily to five PPP loans that are under review by the SBA for forgiveness, of which $6.2 million was forgiven in July 2022.

CAPITAL

Our Tier 1, Total capital, and Tier 1 leverage capital ratios increased during the second quarter of 2022 due mainly to the $513.2 million preferred stock issuance in June 2022. The net proceeds of $498.5 million increased stockholders’ equity, offset partially by an increase in risk-weighted assets of $2.7 billion primarily as a result of loan growth and the increase in unfunded commitments. We continue to consider additional capital enhancing strategies, such as a credit risk transfer transaction, to increase capital given our loan growth during the first half of the year. The following table presents capital ratios as of the dates indicated:

	June 30,	March 31,
	2022	2022
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.52%	7.11%
Common equity tier 1 capital ratio (1)	8.24%	8.64%
Tier 1 capital ratio (1)	10.15%	9.07%
Total capital ratio (1)	13.12%	12.27%
Risk-weighted assets (1) (in thousands)	$33,011,062	$30,297,312
Tangible common equity ratio (2)	5.15%	5.83%

(1) Capital information for June 30, 2022 is preliminary.

(2) Non-GAAP measure.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $40 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank is focused on relationship-based business banking to small, middle-market, and venture-backed businesses nationwide. The Bank offers a broad range of loan and lease and deposit products and services through 69 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. The Bank also offers financing of business-purpose, non-owner-occupied investor properties through Civic, a wholly-owned subsidiary. The Bank also provides a specialized suite of services for the HOA industry. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. The ongoing COVID-19 pandemic continues to affect PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain due in part to the new variants of COVID-19. The risks from the COVID-19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, inflation, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	June 30,
	2022	2022	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$197,027	$205,446	$179,505
Interest-earning deposits in financial institutions	2,192,877	1,865,235	5,678,587
Total cash and cash equivalents	2,389,904	2,070,681	5,858,092

Securities available-for-sale, at estimated fair value	6,780,648	9,975,109	7,198,608
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,260,367	-	-
Federal Home Loan Bank stock, at cost	33,210	17,250	17,250
Total investment securities	9,074,225	9,992,359	7,215,858

Gross loans and leases held for investment	26,608,541	24,439,749	19,580,731
Deferred fees, net	(107,404)	(87,677)	(74,474)
Total loans and leases held for investment, net of deferred fees	26,501,137	24,352,072	19,506,257
Allowance for loan and lease losses	(188,705)	(197,398)	(225,600)
Total loans and leases held for investment, net	26,312,432	24,154,674	19,280,657

Equipment leased to others under operating leases	324,233	325,305	313,574
Premises and equipment, net	51,083	51,011	39,541
Foreclosed assets, net	-	304	13,227
Goodwill	1,405,736	1,405,736	1,204,118
Core deposit and customer relationship intangibles, net	37,659	41,308	18,423
Other assets	1,355,451	1,208,261	924,497
Total assets	$40,950,723	$39,249,639	$34,867,987

LIABILITIES:
Noninterest-bearing deposits	$13,338,029	$14,057,051	$11,252,286
Interest-bearing deposits	20,630,123	19,167,844	18,394,748
Total deposits	33,968,152	33,224,895	29,647,034
Borrowings	1,592,000	991,000	6,625
Subordinated debt	863,756	863,880	861,788
Accrued interest payable and other liabilities	548,412	519,269	505,859
Total liabilities	36,972,320	35,599,044	31,021,306
STOCKHOLDERS' EQUITY (1)	3,978,403	3,650,595	3,846,681
Total liabilities and stockholders’ equity	$40,950,723	$39,249,639	$34,867,987

Book value per common share	$28.93	$30.52	$32.17
Tangible book value per common share (2)	$16.93	$18.42	$21.95
Common shares outstanding	120,288,024	119,601,766	119,555,102

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(428,242)	$(376,475)	$145,516
Securities transferred from available-for-sale to held-to-maturity	$(216,508)	$-	$-
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$293,286	$267,759	$244,529	$561,045	$486,073
Investment securities	52,902	53,422	33,954	106,324	64,219
Deposits in financial institutions	4,330	1,723	2,022	6,053	3,550
Total interest income	350,518	322,904	280,505	673,422	553,842

Interest expense:
Deposits	15,362	6,208	7,269	21,570	14,769
Borrowings	2,441	161	265	2,602	458
Subordinated debt	8,790	7,818	6,663	16,608	11,038
Total interest expense	26,593	14,187	14,197	40,780	26,265

Net interest income	323,925	308,717	266,308	632,642	527,577
Provision for credit losses	11,500	-	(88,000)	11,500	(136,000)
Net interest income after provision for credit losses	312,425	308,717	354,308	621,142	663,577

Noninterest income:
Service charges on deposit accounts	3,634	3,571	3,452	7,205	6,386
Other commissions and fees	10,813	11,580	10,704	22,393	19,862
Leased equipment income	12,335	13,094	10,847	25,429	22,201
Gain on sale of loans and leases	12	60	1,422	72	1,561
(Loss) gain on sale of securities	(1,209)	104	-	(1,105)	101
Dividends and gains (losses) on equity investments	4,097	(11,375)	5,394	(7,278)	16,298
Warrant income	1,615	629	5,650	2,244	11,773
Other income	3,049	3,155	2,902	6,204	7,018
Total noninterest income	34,346	20,818	40,371	55,164	85,200

Noninterest expense:
Compensation	102,542	92,240	90,807	194,782	170,689
Occupancy	15,268	15,200	14,784	30,468	28,838
Data processing	9,258	9,629	7,758	18,887	14,715
Other professional services	6,726	5,954	5,256	12,680	10,382
Insurance and assessments	5,632	5,490	3,745	11,122	8,648
Intangible asset amortization	3,649	3,649	2,889	7,298	5,968
Leased equipment depreciation	8,934	9,189	8,614	18,123	17,583
Foreclosed assets (income) expense, net	(28)	(3,353)	(119)	(3,381)	(118)
Acquisition, integration and reorganization costs	-	-	200	-	3,625
Customer related expense	11,748	12,655	4,973	24,403	9,791
Loan expense	7,037	5,157	4,031	12,194	7,224
Other expense	12,879	11,616	8,812	24,495	24,541
Total noninterest expense	183,645	167,426	151,750	351,071	301,886

Earnings before income taxes	163,126	162,109	242,929	325,235	446,891
Income tax expense	40,766	41,981	62,417	82,747	115,973
Net earnings	$122,360	$120,128	$180,512	$242,488	$330,918

Basic and diluted earnings per common share	$1.02	$1.01	$1.52	$2.03	$2.78
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.50	$0.50

PACWEST BANCORP AND SUBSIDIARIES
NET EARNINGS PER COMMON SHARE

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(Dollars in thousands, except per share data)
Basic Earnings Per Common Share:
Net earnings	$122,360	$120,128	$180,512	$242,488	$330,918
Less: earnings allocated to unvested restricted stock (1)	(2,351)	(2,037)	(3,172)	(4,389)	(5,495)
Net earnings allocated to common shares	$120,009	$118,091	$177,340	$238,099	$325,423

Weighted average basic shares and unvested restricted stock outstanding	120,022	119,595	119,386	119,810	119,121
Less: weighted average unvested restricted stock outstanding	(2,460)	(2,246)	(2,356)	(2,354)	(2,181)
Weighted average basic shares outstanding	117,562	117,349	117,030	117,456	116,940

Basic earnings per common share	$1.02	$1.01	$1.52	$2.03	$2.78

Diluted Earnings Per Common Share:
Net earnings allocated to common shares	$120,009	$118,091	$177,340	$238,099	$325,423

Weighted average diluted shares outstanding	117,562	117,349	117,030	117,456	116,940

Diluted earnings per common share	$1.02	$1.01	$1.52	$2.03	$2.78

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$25,449,773	$295,154	4.65%	$23,433,019	$269,521	4.66%	$19,057,420	$246,147	5.18%
Investment securities (3)	9,488,653	54,910	2.32%	10,397,709	55,594	2.17%	6,492,721	36,111	2.23%
Deposits in financial institutions	1,984,751	4,330	0.88%	3,083,159	1,723	0.23%	6,347,764	2,022	0.13%
Total interest-earning assets (1)	36,923,177	354,394	3.85%	36,913,887	326,838	3.59%	31,897,905	284,280	3.57%
Other assets	3,108,714			2,969,417			2,428,207
Total assets	$40,031,891			$39,883,304			$34,326,112

Liabilities and Stockholders' Equity:
Interest checking	$6,517,381	3,816	0.23%	$7,094,623	1,776	0.10%	$7,235,726	2,394	0.13%
Money market	10,553,942	8,448	0.32%	10,852,454	3,461	0.13%	8,484,933	3,318	0.16%
Savings	650,479	41	0.03%	642,709	39	0.02%	598,225	36	0.02%
Time	1,939,816	3,057	0.63%	1,278,609	932	0.30%	1,498,169	1,521	0.41%
Total interest-bearing deposits	19,661,618	15,362	0.31%	19,868,395	6,208	0.13%	17,817,053	7,269	0.16%
Borrowings	1,356,616	2,441	0.72%	298,444	161	0.22%	225,446	265	0.47%
Subordinated debt	863,653	8,790	4.08%	863,572	7,818	3.67%	735,725	6,663	3.63%
Total interest-bearing liabilities	21,881,887	26,593	0.49%	21,030,411	14,187	0.27%	18,778,224	14,197	0.30%
Noninterest-bearing demand deposits	13,987,398			14,463,667			11,304,757
Other liabilities	510,238			541,745			504,089
Total liabilities	36,379,523			36,035,823			30,587,070
Stockholders' equity	3,652,368			3,847,481			3,739,042
Total liabilities and stockholders' equity	$40,031,891			$39,883,304			$34,326,112
Net interest income (1)		$327,801			$312,651			$270,083
Net interest spread (1)			3.36%			3.32%			3.27%
Net interest margin (1)			3.56%			3.43%			3.40%

Total deposits (4)	$33,649,016	$15,362	0.18%	$34,332,062	$6,208	0.07%	$29,121,810	$7,269	0.10%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $5.8 million, $5.7 million, and $1.5 million for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(3)	Includes tax-equivalent adjustments of $2.0 million, $2.2 million, and $2.2 million for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$197,027	$205,446	$112,548	$174,585	$179,505
Interest-earning deposits in financial institutions	2,192,877	1,865,235	3,944,686	3,524,613	5,678,587
Total cash and cash equivalents	2,389,904	2,070,681	4,057,234	3,699,198	5,858,092

Securities available-for-sale	6,780,648	9,975,109	10,694,458	9,276,926	7,198,608
Securities held-to-maturity	2,260,367	-	-	-	-
Federal Home Loan Bank stock	33,210	17,250	17,250	17,250	17,250
Total investment securities	9,074,225	9,992,359	10,711,708	9,294,176	7,215,858

Gross loans and leases held for investment	26,608,541	24,439,749	23,026,308	20,588,255	19,580,731
Deferred fees, net	(107,404)	(87,677)	(84,760)	(77,235)	(74,474)
Total loans and leases held for investment, net of deferred fees	26,501,137	24,352,072	22,941,548	20,511,020	19,506,257
Allowance for loan and lease losses	(188,705)	(197,398)	(200,564)	(203,733)	(225,600)
Total loans and leases held for investment, net	26,312,432	24,154,674	22,740,984	20,307,287	19,280,657

Equipment leased to others under operating leases	324,233	325,305	339,150	334,275	313,574
Premises and equipment, net	51,083	51,011	46,740	47,246	39,541
Foreclosed assets, net	-	304	12,843	13,364	13,227
Goodwill	1,405,736	1,405,736	1,405,736	1,204,118	1,204,118
Core deposit and customer relationship intangibles, net	37,659	41,308	44,957	15,533	18,423
Other assets	1,355,451	1,208,261	1,083,992	970,479	924,497
Total assets	$40,950,723	$39,249,639	$40,443,344	$35,885,676	$34,867,987

LIABILITIES:
Noninterest-bearing deposits	$13,338,029	$14,057,051	$14,543,133	$12,881,806	$11,252,286
Interest-bearing deposits	20,630,123	19,167,844	20,454,624	17,677,939	18,394,748
Total deposits	33,968,152	33,224,895	34,997,757	30,559,745	29,647,034
Borrowings	1,592,000	991,000	-	-	6,625
Subordinated debt	863,756	863,880	863,283	862,447	861,788
Accrued interest payable and other liabilities	548,412	519,269	582,674	545,050	505,859
Total liabilities	36,972,320	35,599,044	36,443,714	31,967,242	31,021,306
STOCKHOLDERS' EQUITY (1)	3,978,403	3,650,595	3,999,630	3,918,434	3,846,681
Total liabilities and stockholders’ equity	$40,950,723	$39,249,639	$40,443,344	$35,885,676	$34,867,987

Book value per common share	$28.93	$30.52	$33.45	$32.77	$32.17
Tangible book value per common share (2)	$16.93	$18.42	$21.31	$22.57	$21.95
Common shares outstanding	120,288,024	119,601,766	119,584,854	119,579,566	119,555,102

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(428,242)	$(376,475)	$65,968	$98,859	$145,516
Securities transferred from available-for-sale to held-to-maturity	$(216,508)	$-	$-	$-	$-
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$293,286	$267,759	$263,662	$246,722	$244,529
Investment securities	52,902	53,422	48,469	40,780	33,954
Deposits in financial institutions	4,330	1,723	2,674	2,580	2,022
Total interest income	350,518	322,904	314,805	290,082	280,505

Interest expense:
Deposits	15,362	6,208	6,622	6,417	7,269
Borrowings	2,441	161	64	101	265
Subordinated debt	8,790	7,818	7,714	7,722	6,663
Total interest expense	26,593	14,187	14,400	14,240	14,197

Net interest income	323,925	308,717	300,405	275,842	266,308
Provision for credit losses	11,500	-	(6,000)	(20,000)	(88,000)
Net interest income after provision for credit losses	312,425	308,717	306,405	295,842	354,308

Noninterest income:
Service charges on deposit accounts	3,634	3,571	3,476	3,407	3,452
Other commissions and fees	10,813	11,580	10,633	11,792	10,704
Leased equipment income	12,335	13,094	12,602	10,943	10,847
Gain on sale of loans and leases	12	60	172	-	1,422
(Loss) gain on sale of securities	(1,209)	104	999	515	-
Dividends and gains (losses) on equity investments	4,097	(11,375)	(1,570)	8,387	5,394
Warrant income	1,615	629	23,990	13,578	5,650
Other income	3,049	3,155	7,080	2,723	2,902
Total noninterest income	34,346	20,818	57,382	51,345	40,371

Noninterest expense:
Compensation	102,542	92,240	99,700	98,061	90,807
Occupancy	15,268	15,200	14,656	14,928	14,784
Data processing	9,258	9,629	8,171	7,391	7,758
Other professional services	6,726	5,954	5,946	5,164	5,256
Insurance and assessments	5,632	5,490	5,032	3,685	3,745
Intangible asset amortization	3,649	3,649	3,876	2,890	2,889
Leased equipment depreciation	8,934	9,189	9,569	8,603	8,614
Foreclosed assets (income) expense, net	(28)	(3,353)	(260)	165	(119)
Acquisition, integration and reorganization costs	-	-	5,590	200	200
Customer related expense	11,748	12,655	6,175	4,538	4,973
Loan expense	7,037	5,157	5,627	4,180	4,031
Other expense	12,879	11,616	12,028	9,616	8,812
Total noninterest expense	183,645	167,426	176,110	159,421	151,750

Earnings before income taxes	163,126	162,109	187,677	187,766	242,929
Income tax expense	40,766	41,981	51,632	47,770	62,417
Net earnings	$122,360	$120,128	$136,045	$139,996	$180,512

Basic and diluted earnings per common share	$1.02	$1.01	$1.14	$1.17	$1.52
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.23%	1.22%	1.34%	1.55%	2.11%
Pre-provision, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.75%	1.65%	1.79%	1.86%	1.81%
Return on average equity (1)	13.44%	12.66%	13.65%	14.18%	19.36%
Return on average tangible common equity (1)(2)	24.42%	20.93%	22.06%	21.03%	29.25%
Efficiency ratio	49.5%	50.1%	46.2%	47.2%	47.9%
Noninterest expense as a percentage of average assets (1)	1.84%	1.70%	1.73%	1.76%	1.77%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	4.65%	4.66%	4.93%	5.01%	5.18%
Average investment securities (3)	2.32%	2.17%	2.02%	2.12%	2.23%
Average interest-earning assets (3)	3.85%	3.59%	3.39%	3.50%	3.57%
Cost of:
Average interest-bearing deposits	0.31%	0.13%	0.13%	0.14%	0.16%
Average total deposits	0.18%	0.07%	0.08%	0.08%	0.10%
Average interest-bearing liabilities	0.49%	0.27%	0.27%	0.29%	0.30%
Net interest spread (3)	3.36%	3.32%	3.12%	3.21%	3.27%
Net interest margin (3)	3.56%	3.43%	3.24%	3.33%	3.40%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$25,449,773	$23,433,019	$21,367,665	$19,670,671	$19,057,420
Investment securities	9,488,653	10,397,709	9,964,568	8,047,098	6,492,721
Deposits in financial institutions	1,984,751	3,083,159	5,961,104	5,657,768	6,347,764
Interest-earning assets	36,923,177	36,913,887	37,293,337	33,375,537	31,897,905
Total assets	40,031,891	39,883,304	40,358,147	35,871,664	34,326,112
Liabilities:
Noninterest-bearing deposits	13,987,398	14,463,667	14,713,385	12,198,313	11,304,757
Interest-bearing deposits	19,661,618	19,868,395	20,050,310	18,130,694	17,817,053
Total deposits	33,649,016	34,332,062	34,763,695	30,329,007	29,121,810
Borrowings	1,356,616	298,444	234,391	238,335	225,446
Subordinated debt	863,653	863,572	862,777	862,272	735,725
Interest-bearing liabilities	21,881,887	21,030,411	21,147,478	19,231,301	18,778,224
Stockholders' equity	3,652,368	3,847,481	3,954,267	3,916,621	3,739,042

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

	(Dollars in thousands, except per share data)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.30%	0.27%	0.27%	0.31%	0.29%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.30%	0.27%	0.32%	0.38%	0.36%
Classified loans and leases held for investment to loans and leases held for investment	0.39%	0.34%	0.51%	0.69%	0.75%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	0.16%	0.00%	(0.11)%	(0.40)%	(1.85)%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	(0.02)%	0.02%	0.00%	0.01%	(0.11)%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.00%	(0.02)%	(0.01)%	0.09%	0.27%
Allowance for loan and lease losses to loans and leases held for investment	0.71%	0.81%	0.87%	0.99%	1.16%
Allowance for credit losses to loans and leases held for investment	1.07%	1.12%	1.19%	1.36%	1.54%
Allowance for credit losses to nonaccrual loans and leases held for investment	361.4%	409.5%	447.3%	433.8%	528.4%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.52%	7.11%	6.84%	8.05%	7.67%
Common equity tier 1 capital ratio (1)	8.24%	8.64%	8.86%	10.15%	10.41%
Tier 1 capital ratio (1)	10.15%	9.07%	9.32%	10.65%	10.41%
Total capital ratio (1)	13.12%	12.27%	12.69%	14.36%	14.99%
Risk-weighted assets (1)	$33,011,062	$30,297,312	$28,508,808	$26,057,583	$24,274,256

Equity to assets ratio	9.72%	9.30%	9.89%	10.92%	11.03%
Tangible common equity ratio (2)	5.15%	5.83%	6.54%	7.79%	7.80%
Book value per common share	$28.93	$30.52	$33.45	$32.77	$32.17
Tangible book value per common share (2)	$16.93	$18.42	$21.31	$22.57	$21.95

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	8.21%	7.31%	7.00%	8.40%	8.47%
Common equity tier 1 capital ratio (1)	9.78%	9.32%	9.56%	11.12%	11.51%
Tier 1 capital ratio (1)	9.78%	9.32%	9.56%	11.12%	11.51%
Total capital ratio (1)	11.77%	11.45%	11.80%	13.59%	14.22%

(1) Capital information for June 30, 2022 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per common share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
PPNR and PPNR Return	June 30,	March 31,	June 30,	June 30,
on Average Assets	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$122,360	$120,128	$180,512	$242,488	$330,918
Add: Provision for credit losses	11,500	-	(88,000)	11,500	(136,000)
Add: Income tax expense	40,766	41,981	62,417	82,747	115,973
Pre-provision, pre-tax net revenue ("PPNR")	$174,626	$162,109	$154,929	$336,735	$310,891

Average assets	$40,031,891	$39,883,304	$34,326,112	$39,958,008	$32,879,037

Return on average assets (1)	1.23%	1.22%	2.11%	1.22%	2.03%
PPNR return on average assets (2)	1.75%	1.65%	1.81%	1.70%	1.91%

(1) Annualized net earnings divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Six Months Ended
Return on Average	June 30,	March 31,	June 30,	June 30,
Tangible Common Equity	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$122,360	$120,128	$180,512	$242,488	$330,918
Add: Intangible asset amortization	3,649	3,649	2,889	7,298	5,968
Adjusted net earnings	$126,009	$123,777	$183,401	$249,786	$336,886

Average stockholders' equity	$3,652,368	$3,847,481	$3,739,042	$3,749,386	$3,678,481
Less: Average intangible assets	1,445,333	1,449,056	1,224,208	1,447,184	1,208,581
Less: Average preferred stock	137,100	-	-	68,929	-
Average tangible common equity	$2,069,935	$2,398,425	$2,514,834	$2,233,273	$2,469,900

Return on average equity (1)	13.44%	12.66%	19.36%	13.04%	18.14%
Return on average tangible common equity (2)	24.42%	20.93%	29.25%	22.55%	27.51%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/
Tangible Book Value Per	June 30,	March 31,	December 31,	September 30,	June 30,
Common Share	2022	2022	2021	2021	2021

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,978,403	$3,650,595	$3,999,630	$3,918,434	$3,846,681
Less: Preferred stock	498,516	-	-	-	-
Total common equity	3,479,887	3,650,595	3,999,630	3,918,434	3,846,681
Less: Intangible assets	1,443,395	1,447,044	1,450,693	1,219,651	1,222,541
Tangible common equity	$2,036,492	$2,203,551	$2,548,937	$2,698,783	$2,624,140

Total assets	$40,950,723	$39,249,639	$40,443,344	$35,885,676	$34,867,987
Less: Intangible assets	1,443,395	1,447,044	1,450,693	1,219,651	1,222,541
Tangible assets	$39,507,328	$37,802,595	$38,992,651	$34,666,025	$33,645,446

Equity to assets ratio	9.72%	9.30%	9.89%	10.92%	11.03%
Tangible common equity ratio (1)	5.15%	5.83%	6.54%	7.79%	7.80%

Book value per common share (2)	$28.93	$30.52	$33.45	$32.77	$32.17
Tangible book value per common share (3)	$16.93	$18.42	$21.31	$22.57	$21.95
Common shares outstanding	120,288,024	119,601,766	119,584,854	119,579,566	119,555,102

(1) Tangible common equity divided by tangible assets.

(2) Total common equity divided by common shares outstanding.

(3) Tangible common equity divided by common shares outstanding.

CONTACTS

Matthew P. Wagner CEO 303.802.8900	Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466